Exhibit 99.1

Navient posts fourth quarter and full-year 2016 financial results

WILMINGTON, Del., Jan. 24, 2017 — Navient (Nasdaq: NAVI), the nation’s leading loan management, servicing and asset recovery company, today has posted its fourth quarter and full-year 2016 financial results. The complete financial results release is available on the company’s website at navient.com/investors. The results will also be available on the SEC’s website with the Form 8-K filing of the release at http://www.sec.gov.

Navient will hold a conference call tomorrow, Jan. 25, 2017, at 8 a.m. EST, hosted by Jack Remondi, president and CEO, and Somsak Chivavibul, chief financial officer.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 38627735 starting at 7:45 a.m. EST. The live audio webcast will be available on navient.com/investors. Supplemental financial information and presentation slides used during the company’s investor conference call will be available on the company’s website no later than the call’s start time.

A telephone and webcast replay may be accessed approximately two hours after the call through Feb. 8, 2017, at 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 38627735.

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About Navient

As the nation’s leading loan management, servicing and asset recovery company, Navient (Nasdaq: NAVI) helps customers navigate the path to financial success. Servicing more than $300 billion in student loans, the company supports the educational and economic achievements of more than 12 million Americans. A growing number of public and private sector clients rely on Navient for proven solutions to meet their financial goals. Learn more at navient.com.

Contact:

Media: Patricia Nash Christel, 302-283-4076, patricia.christel@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

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